UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2016

ELEVEN BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36296	26-2025616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 400 Cambridge, MA	2142
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 871-9911
None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On February 29, 2016, Eleven Biotherapeutics, Inc. (the “Company”), provided notice to Silicon Valley Bank (the “Lender”) of its intention to prepay all outstanding amounts owed to the Lender as of March 1, 2016 under the Loan and Security Agreement, dated as of May 27, 2010, as amended on September 4, 2012, November 25, 2014 and December 4, 2015, by and between the Company and the Lender (the “Loan Agreement”), pursuant to the terms of Section 2.1.1(e) of the Loan Agreement. The outstanding principal amount under the Loan Agreement was $13,748,983. In addition, the Company paid $77,529 in accrued interest and $1,106,234 in prepayment and other fees.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On February 25, 2016, the board of directors (the “Board”) of the Company, based on recommendations from the compensation committee of the Board, approved new compensation arrangements for its executive officers, Abbie C. Celniker, Ph.D., President and Chief Executive Officer, Karen L. Tubridy, Chief Development Officer and John J. McCabe, Senior Vice President of Finance, as described below. The Board also approved the promotion of John J. McCabe to Chief Financial Officer.

(1) The Board approved the following changes for 2016 to annual base salaries of its executive officers:

Name	Base Salary
	2015	2016
Abbie C. Celniker	$430,000	$450,000
Karen L. Tubridy	$312,008	$323,710
John J. McCabe	$265,000	$305,000

The change to the base salary of each executive officer is effective as of January 1, 2016.

(2) In connection with Mr. McCabe’s promotion to Chief Financial Officer, the Board approved an increase to the target bonus for Mr. McCabe from 25% of his annual base salary in 2015 to 30% of his annual base salary in 2016.

(3) The Board approved the following 2015 annual bonus payments and new equity grants to the executive officers:

Name	2015 Annual Bonus	Time-Based Option Awards (Shares)		Performance-Based Option Awards (Shares) (1)
Abbie C. Celniker	$150,500	113,250 (2)	90,000 (3)	90,000
Karen L. Tubridy	$65,525	60,400 (2)	40,000 (3)	40,000
John J. McCabe	$36,730	28,313 (2)	20,000 (3)	20,000

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(1)	The shares underlying these options will vest upon the achievement of certain regulatory and business milestones at future dates.
(2)	The shares underlying this option will vest over four years in equal quarterly installments, with the first installment vesting on March 31, 2016.
(3)	The shares underlying this option will vest over two years in equal monthly installments, with the first installment vesting on March 25, 2016.

On February 25, 2016, the Board also approved a 2015 annual bonus of $65,405 for Eric Furfine, Ph.D., the Company’s former Chief Scientific Officer, who continues to serve as a consultant to the Company, in accordance with the terms of the previously disclosed Separation and Release of Claims Agreement with Dr. Furfine.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEVEN BIOTHERAPEUTICS, INC.

Date: March 2, 2016	By:	/s/ Abbie C. Celniker
Abbie C. Celniker, Ph.D. President & Chief Executive Officer